As Filed With the Securities and Exchange Commission on April 26, 2011
Registration Nos. 333-171538 and 333-171538-01

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	6798	80-0067704
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

AND
POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CPA 16 HOLDINGS INC.
(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	6798	27-4447731
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

50 ROCKEFELLER PLAZA
NEW YORK, NEW YORK 10020
(212) 492-1100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)
TREVOR P. BOND, CHIEF EXECUTIVE OFFICER
50 ROCKEFELLER PLAZA
NEW YORK, NEW YORK 10020
(212) 492-1100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
COPIES TO:

KATHLEEN L. WERNER, ESQ.	JUDITH D. FRYER, ESQ.
CLIFFORD CHANCE US LLP	MICHAEL D. HELSEL, ESQ.
31 WEST 52ND STREET	GREENBERG TRAURIG, LLP
NEW YORK, NEW YORK 10019	METLIFE BUILDING, 200 PARK AVENUE
(212) 878-8000	NEW YORK, NEW YORK 10166
(212) 801-9200
     Approximate date of commencement of the proposed sale to the public: The merger of Corporate Property Associates 14 Incorporated, a Maryland corporation, with and into CPA 16 Merger Sub Inc., a subsidiary of Corporate Property Associates 16 — Global Incorporated, a Maryland corporation, is expected to be completed on May 2, 2011.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (File Nos. 333-171538 and 333-171538-01) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act.

EXPLANATORY NOTE
Deregistration of Certain Securities
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (File Nos. 333-171538 and 333-171538-01), as amended, or the Registration Statement, is being filed to deregister 230,269,239 shares of common stock, par value $0.001 per share, of CPA 16 Holdings Inc., or Holdings, a co-registrant on the Registration Statement along with Corporate Property Associates 16 — Global Incorporated, a Maryland corporation, or CPA®:16 — Global, that remain unsold under the Registration Statement.
Pursuant to the Registration Statement, Holdings registered 230,269,239 shares of its common stock to be issued to the stockholders of Corporate Property Associates 14 Incorporated, a Maryland corporation, and CPA®:16 — Global in the event the alternate merger as described in the Registration Statement was consummated. The alternate merger was not consummated. As such, in accordance with its undertaking in the Registration Statement, Holdings is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 230,269,239 shares of its common stock that were registered but remain unissued.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 26, 2011.

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED
By:	/s/ Trevor P. Bond
Trevor P. Bond
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on April 26, 2011.

Wm. Polk Carey	Chairman of the Board and Director	*

Wm. Polk Carey
April 26, 2011

Trevor P. Bond	Chief Executive Officer	/s/ Trevor P. Bond
	(Principal Executive Officer)	Trevor P. Bond
April 26, 2011

Elizabeth P. Munson	Director	*

Elizabeth P. Munson
April 26, 2011

Richard J. Pinola	Director	*

Richard J. Pinola
April 26, 2011

Mark J. DeCesaris	Chief Financial Officer	/s/ Mark J. DeCesaris
	(Principal Financial Officer)	Mark J. DeCesaris
April 26, 2011

Thomas J. Ridings, Jr.	Chief Accounting Officer	/s/ Thomas J. Ridings, Jr.
	(Principal Accounting Officer)	Thomas J. Ridings, Jr.
April 26, 2011

*	By her signature set forth below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Post-Effective Amendment No. 1 to the Registration Statement on behalf of the persons indicated.

By:	/s/ Susan C. Hyde
Susan C. Hyde
as Attorney-in-Fact
April 26, 2011

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 26, 2011.

CPA 16 HOLDINGS INC.
By:	/s/ Trevor P. Bond
Trevor P. Bond
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on April 26, 2011.

Wm. Polk Carey	Chairman of the Board and Director	*

Wm. Polk Carey
April 26, 2011

Trevor P. Bond	Chief Executive Officer	/s/ Trevor P. Bond
	(Principal Executive Officer)	Trevor P. Bond
April 26, 2011

Elizabeth P. Munson	Director	*

Elizabeth P. Munson
April 26, 2011

Richard J. Pinola	Director	*

Richard J. Pinola
April 26, 2011

Mark J. DeCesaris	Chief Financial Officer	/s/ Mark J. DeCesaris
	(Principal Financial Officer)	Mark J. DeCesaris
April 26, 2011

Thomas J. Ridings, Jr.	Chief Accounting Officer	/s/ Thomas J. Ridings, Jr.
	(Principal Accounting Officer)	Thomas J. Ridings, Jr.
April 26, 2011

*	By her signature set forth below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Post-Effective Amendment No. 1 to the Registration Statement on behalf of the persons indicated.

By:	/s/ Susan C. Hyde
Susan C. Hyde
as Attorney-in-Fact
April 26, 2011